UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 3, 2014

CATALYST PHARMACEUTICAL PARTNERS, INC.

(Exact Name Of Registrant As Specified In Its Charter)

Delaware	001-33057	76-0837053
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

355 Alhambra Circle Suite 1500 Coral Gables, Florida		33134
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (305) 529-2522

Not Applicable

Former Name or Former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On January 6, 2014, the Company issued a press release announcing the Company’s successful completion of a Type B meeting with the U.S. Food and Drug Administration (FDA) about Firdapse™ tablets (Amifampridine), its lead product being evaluated for the treatment of Lambert Eaton Myasthenic Syndrome (LEMS), and updating the progress of its Phase 3 clinical trial evaluating Firdapse™ for the treatment of LEMS. The press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

On January 7, 2014, the Company issued a press release announcing that on January 3, 2014, the previously reported stockholder class action lawsuit that had been filed against the Company and certain of its officers and directors was dismissed without prejudice. The press release is attached to this Current Report on Form 8-K as Exhibit 99.2 and is incorporated herein by reference.

On January 8, 2014, the Company issued a press release announcing positive results from a study jointly funded with, and conducted by BioMarin Pharmaceuticals to assess the cardiac study of Firdapse™ tablets (Amifampridine). The study met the primary endpoint, demonstrating that at and above therapeutic levels, there was no effect of Firdapse™ (administered as phosphate salt) on heart rate or cardiac depolarization. The press release is attached to this Current Report on Form 8-K as Exhibit 99.3 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits

99.1	Press Release issued by the Company on January 6, 2014

99.2	Press Release issued by the Company on January 7, 2014

99.3	Press Release issued by the Company on January 8, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Catalyst Pharmaceutical Partners, Inc.

By:	/s/ Alicia Grande
Alicia Grande
Vice President, Treasurer and CFO

Dated: January 8, 2014

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